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                                                                   EXHIBIT 10.22

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                                SUPPLY AGREEMENT
                                     BETWEEN
                                 CIMA LABS INC.
                                       AND
                       AMERICAN HOME PRODUCTS CORPORATION
                              ESI LEDERLE DIVISION


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                                SUPPLY AGREEMENT

                  THIS SUPPLY AGREEMENT is signed this 14th day of January 2000 between CIMA LABS., a corporation organized and existing under the laws of the State of with offices located at 10000 Valley View Road, Eden Prairie, Minnesota 55344-9361 (hereafter, together with its Affiliates, referred to "CIMA"), and American Home Products Corporation (acting through its division, ESI Lederle), a corporation organized and existing under the laws of the State of Delaware with offices located at 130 North Radnor-Chester Road, St. Davids, Pennsylvania 19087 ("ESI").

                                    ARTICLE I
                                   DEFINITIONS

         1.1 [...***...]

         1.2 ADVERSE DRUG EXPERIENCE means the definition in the current 21 CFR " Sections 312.32 and 314.80, as in effect from time to time.

         1.3 AFFILIATE means (i) any Person which at the time of determination is directly or indirectly controlled by any party hereto; (ii) any Person which at the time of determination directly or indirectly controls any party hereto; or (iii) any Person which is under the direct or indirect control of any such Person as described in subparagraphs

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(i) or (ii). "Control" shall in this Section mean ownership of greater than fifty percent (50%) of the voting stock or other voting interests in the Person in question. For purposes of this Agreement, Immunex Corporation shall not be considered to be an affiliate of ESI.

         1.4 AGENCY means any governmental regulatory authority responsible for granting approvals, including Pricing Approvals, for the sale of a Product in a country in the Territory.

         1.5 COMMERCIALLY REASONABLE EFFORTS means efforts and resources normally used by a party for a compound or product owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors. It is anticipated that the level of efforts and resources may change at different times during the product life cycle of a compound or product.

         1.6 CONTROL OR CONTROLLED in the context of intellectual property rights means rights to intellectual property sufficient to allow a grant of rights without any obligation to any Third Party.

         1.7 [...***...]


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         1.8 DEVELOPMENT AND LICENSE AGREEMENT means the Development and
License Agreement between the parties signed contemporaneously with this Agreement

         1.9 EFFECTIVE DATE means the effective date of the Development and License Agreement.

         1.10 EXTENDED TERM shall have the meaning set forth in Section 9.1.

         1.11 FDA means the United States Food and Drug Administration, or any successor thereto.

         1.12 GOOD MANUFACTURING PRACTICE OR GMP means the current standards for the manufacture of pharmaceuticals, as set forth in the United States Federal, Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practices as are required by the European Union and other organizations and governmental agencies in countries in which Product is intended to be sold, to the extent such standards are not inconsistent with United States GMP.

         1.13 INITIAL TERM shall have the meaning set forth in Section 9.1

         1.14 LAUNCH DATE means the date of first commercial shipment of a Product by ESI or its Affiliates or their respective subdistributors of Product to Third Parties in a country of the Territory.


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         1.15 MAJOR COUNTRY means any of the United States, Germany, or the
United Kingdom. The foregoing countries may also collectively be referred to as Major Countries.

         1.16 NDA means a New Drug Application, as defined in the United States Food, Drug and Cosmetic Act, as amended, and applicable FDA rules and regulations.

         1.17 PERSON shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency thereof.

         1.18 PRICING APPROVAL means any approval for price or reimbursement as may be necessary or appropriate as a prerequisite for marketing Product in a particular country of the Territory.

         1.19 PRODUCT means rapid dissolving tablets containing 10 milligrams Active Ingredient meeting the Specifications.

         1.20 REGULATORY APPROVAL means the product license or marketing approval necessary as a prerequisite for marketing Product in a particular country in the Territory.

         1.21 REGULATORY DOCUMENTS means all regulatory submissions, Regulatory Approvals, and Pricing Approvals.


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         1.22 SPECIFICATIONS means the initial specifications for the Product as set forth in Exhibit A hereto, as may be amended from time to time by the parties in the course of Product development and in accordance with the regulatory submissions and/or Regulatory Approvals, or as otherwise required by regulatory authorities.

         1.23 TECHNICAL INFORMATION means (a) techniques and data, including ideas, inventions (including patentable inventions), practices, methods, knowledge, know-how, trade secrets, skill, experience, documents, apparatus, clinical and regulatory strategies, test data, including pharmacological, toxicological and clinical test data, analytical and quality control data, manufacturing, patent data or descriptions relating to Product, and (b) chemical formulations, compositions of matter, product samples and assays relating to Product.

         1.24 TERM shall have the meaning set forth in Section 9.1

         1.25 TERRITORY means the world.

         1.26 THIRD PARTY means any Person other than a party to this Agreement or an Affiliate of a party to this Agreement.

                                   ARTICLE II
                            SUPPLY AND MANUFACTURING

         2.1 MANUFACTURING During the Term of this Agreement, CIMA shall manufacture and supply ESI with, and ESI shall purchase from CIMA Product in

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accordance with the terms specified in this Article II. Subject to Section 2.9,
ESI shall exclusively purchase all of ESI's requirements of Product from CIMA and CIMA shall exclusively supply Product to ESI.

         2.2 [...***...]

         2.3 FORECASTS

         (a) [...***...], ESI shall provide to CIMA a non-binding rolling three
(3) year Product forecast (based on calendar years and updated at least semi-annually) for long-term manufacturing planning purposes.

         (b) During the Term of this Agreement, ESI shall provide CIMA on a calendar basis, with a non-binding one (1) year rolling forecast, providing CIMA with a written estimate of the quantities of Product required during the next four (4) calendar half years. Each such quarterly estimate shall contain an update of the immediately preceding estimate with respect to the calendar quarters referred to in such preceding estimate.

         2.4 FIRM ORDERS

         (a ) [...***...]

         (b) Notwithstanding the foregoing, CIMA has the right to satisfy ESI's firm order requirements pursuant to this Article II by supplying ESI with Product in full batch



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quantities provided that CIMA may round up or down ESI's actual order for
Product to the nearest full batch.

         2.5      LIMITS ON FIRM ORDERS

                   If a firm order made pursuant to Section 2.4 is greater than one hundred fifty percent (150%) of the one (1) year rolling forecast received by CIMA for such ninety (90) day period, then CIMA shall use Commercially Reasonable Efforts, but shall not be obligated, to ship that portion of the excess over one hundred fifty percent (150%).

         2.6 CANCELLATIONS OF ORDERS If ESI cancels a firm order made pursuant to Section 2.4, then ESI shall reimburse CIMA for all costs incurred by CIMA as a result of such cancellation of such order, including materials, labor, work in progress, obsolete inventory disposal and overhead; but this obligation shall not cover capital costs.

         2.7 PAYMENT TERMS

         (a) [...***...]

         (b) [...***...]

         (c) In the event the Actual Amount for Product purchased by ESI in a calendar half year is less than the Estimated Amount for that calendar half year, then CIMA shall pay to ESI such difference amount with CIMA's report for that calendar half

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year. In the event the Actual Amount for Product purchased by ESI in a calendar half year is greater than the Estimated Amount for that calendar half year, then ESI shall pay to CIMA such greater amount within fourteen (14) days of ESI's receipt of CIMA's invoice for such amount with regard to ESI's purchases of Product in that calendar half year.

         2.8 QUALITY ASSURANCE

             (a) Prior to the shipment of Product to ESI, CIMA shall test representative samples of each of the batch(es) to be shipped in accordance with validated, approved methods of analysis defined in the Specifications. CIMA shall provide ESI with a Certificate of Analysis for each batch of Product shipped to ESI stating that the Product so shipped conforms to the Specifications. The Certificate of Analysis shall be in a format agreed upon by the parties.

             (b) CIMA shall retain production samples and batch records from each batch of Product for the longer of (i) five (5) years after the manufacture of each such batch of Product or (ii) the time period required under GMP. Upon request, CIMA shall provide ESI's Quality Control Department with production samples of Product and/or copies of completed Batch records.

             (c) Master batch process documentation will be prepared and approved by CIMA as per its normal procedures. The parties agree that

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         deviations from master batch process documentation may be necessary from time to time. Such deviations shall be discussed with ESI before any proposed shipment of Product. Individual batch process documentation shall be photocopied from the approval master and issued for each batch as per CIMA's routine system. Original batch records will be filed securely by CIMA. CIMA will perform all in-process control tests demanded by the approved batch process.

             (d) ESI shall have the right to test Product to verify compliance with Specifications and applicable Regulatory Approvals and CIMA shall supply ESI with its testing procedures. ESI may, by written notice provided to CIMA within sixty (60) days of ESI's receipt of a shipment of Product, reject all or part of such shipment of Product if, based upon the testing of such Product conducted under this Section 2.8, such Product does not comply with the Specifications or applicable Regulatory Approvals. If ESI fails to notify CIMA within such sixty
         (60) day period, that it is rejecting such Product, ESI shall be deemed to have accepted such Product.

             (e) If CIMA, after good faith consultation with ESI, disputes any finding by ESI that Product does not comply with the Specifications or applicable Regulatory Approvals, samples of such Product shall be forwarded to a Third Party jointly selected by ESI and CIMA for analysis, which analysis shall be

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         performed in compliance with applicable regulatory requirements. The findings of such Third Party regarding whether Product complies with the Specifications and the applicable Regulatory Approvals shall be binding upon the parties for purposes of this Section 2.8. The cost of such analysis by such Third Party shall be borne by the party whose findings differed from those generated by such Third Party.

             (f) If as determined in accordance with this Section 2.8, a shipment of Product does not conform to the Specifications or applicable Regulatory Approvals, CIMA shall replace such shipment free of charge with a substitute shipment which meets such Specifications and applicable Regulatory Approvals according to the following time frame: If the Product is in inventory then conforming Product will be shipped so as to arrive as soon as practicable. If the Product is not in inventory, CIMA will take all reasonable steps to ensure expeditious manufacture of conforming Product which will be shipped on the next shipping day after completion of manufacture so as to arrive as soon as possible thereafter. In the event that testing at ESI indicates that Product does not conform with Specifications or applicable Regulatory
         Approvals: (i) ESI shall immediately notify CIMA (ii) ESI and CIMA shall mutually agree on an investigation program to determine the cause of the discrepancy and the

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         outcome of this investigation shall be used to determine disposition of the batch; (iii) where appropriate, given the timetable for the agreed upon investigation program, CIMA shall take all reasonable steps to ensure expeditious manufacture and shipment of conforming Product; and
         (iv) shipment of such replacement Product shall take place the next shipping day following completion of analytical work to demonstrate conformance with Specifications and applicable Regulatory Approvals. Shipment shall be by the quickest agreed route. At CIMA's expense and at ESI's sole option: the non-conforming shipment shall be (i) returned to CIMA; or (ii) disposed of by ESI, upon final determination in accordance with this Section 2.8 that it does not meet the Specifications or applicable Regulatory Approvals. If the non-conformity in the Product is due to a non-conformity of the Active Ingredient with the Specifications at the time of its delivery to CIMA, then the Replacement Product manufactured and shipped by CIMA under this Section 2.8 and the disposal of the non-conforming shipment shall be at the sole cost and expense of ESI.

         2.9 [...***...]

         2.10 NOTIFICATION OF INSPECTIONS Each party agrees to notify the other within two (2) business days of its receipt of notification of any inquiries, notifications, or inspection activity by any Agency, regulatory authority or other authority in regard to

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or affecting Product. The recipient party shall provide a reasonable description to the other party of any such governmental inquiries, notifications or inspections promptly (but in no event later than five (5) calendar days) after notification of completion of such visit or inquiry. The recipient party shall furnish to the other party, (i) within two (2) business days after receipt any report or correspondence issued by the Agency or regulatory authority in connection with such visit or inquiry, including but not limited to, any FDA
Form 483, Establishment Inspection Reports or warning letters and (ii) at the same time it provides to any Agency or regulatory authority, copies of any and all documents, responses or explanations relating to items set forth above, in each case purged only of trade secrets of the recipient that are unrelated to the obligations under this Agreement or are unrelated to Product. In the event such governmental agency or authority requests or requires any action to be taken to address any citations, the recipient agrees, after consultation with the other party, to take such action as necessary to address such citations , and agrees to cooperate with the other party with respect to any such citation and/or action taken with respect thereto.

         2.11 INSPECTION BY ESI CIMA shall permit ESI (at its own expense) to visit, during normal business hours and with reasonable advance notice CIMA's manufacturing facility(ies) and warehouse, subject to the confidentiality provisions of this Agreement, for the purposes of (a) observing the manufacture, packaging, testing

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and warehousing of Product and to inspect for compliance with GMP's, applicable regulatory requirements, the requirements of any applicable Regulatory Approvals, and environmental monitoring, (b) solving technical or quality problems, (c) examining the premises, equipment, procedures and personnel used when producing, testing or controlling Product and (d) all books and records relating to (a), (b) or (c). CIMA representatives shall be entitled to accompany ESI representatives on any such inspection.

         2.12 ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS

         (a) In carrying out its obligations under this Agreement, CIMA shall comply with all applicable environmental, health and safety laws (current or as amended or added, collectively "Laws"), and shall be solely responsible for determining how to comply with same. CIMA represents and warrants that it has the appropriate skills, personnel, equipment, permits or approvals necessary to perform its services under this Agreement in compliance with all applicable Laws.

         (b) CIMA shall notify ESI, in writing, no later than one (1) business day after the event, of any circumstances, including the receipt of any notice, warning, citation, finding, report or service of process, relating to compliance with the Laws, or the occurrence of any release, spill, upset or discharge of "Hazardous Active Ingredients" as defined by the Comprehensive Environmental Response, Compensation and

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Liability Act of 1980, as amended, which relates to CIMA's ability to manufacture or supply Product. ESI reserves the right to conduct an environmental inspection of CIMA's facility(ies), during normal business hours and with reasonable advance notice, for the purpose of determining compliance with this Section 2.12(b), no more frequently than once per year during the term hereof and under conditions of confidentiality as provided under Article VIII. Upon CIMA's request, ESI shall share the results of any environmental inspection with CIMA. Such inspection, if it occurs, does not relieve CIMA of its sole obligation to comply with the Laws and does not constitute a waiver of any right otherwise available to ESI.

         2.13 SPECIFICATIONS AMENDMENTS The Specifications shall be amended or supplemented to comply with GMPs and to comply with any applicable Agency directive and may also be amended or supplemented (including, without limitation, for the purpose of incorporating improvements) from time to time. In the event CIMA intends to amend the Specifications, ESI shall receive prompt advance notice of any such amendments. No such amendment shall be filed with any applicable Agency or otherwise become effective without the prior written mutual approval of ESI and CIMA. In the event that after the parties have initially agreed upon the Specifications, ESI requests that the Specifications be amended, CIMA shall receive prompt advance notice of any such amendment for the purpose of determining what, if any, impact the

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proposed amendment would have on the manufacture of Product for ESI hereunder and ESI shall reimburse CIMA for the actual costs incurred by CIMA (provided that such costs are approved in writing by ESI prior to being incurred by CIMA) because such amendment requires changes to be made in the processes, equipment, testing procedures, or components used to manufacture Product for ESI hereunder. Such costs may include, without limitation, validation of new processes, equipment and facilities, development of testing methods and start-up costs. Any costs incurred by CIMA in implementing an amendment of the Specifications under this Section shall not be included in CIMA's Direct Manufacturing Cost.

         2.14 APPROVAL FOR MANUFACTURING CHANGES; THIRD PARTY MANUFACTURING CIMA agrees that no changes will be made to any materials, equipment or methods of production or testing which are specified in the Specifications or any Regulatory Approval by any Agency for Product without ESI's prior written approval, which approval shall not be unreasonably withheld. Under no circumstances will CIMA contract out all or any part of the manufacturing of Product to a Third Party without prior written approval from ESI.

         2.15 PERMITTED SUBCONTRACTORS CIMA shall ensure that the permitted contract manufacturers for the manufacture of Product have sufficient knowledge and expertise to carry out the manufacture of Product and other subcontracted

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responsibilities. In addition CIMA shall ensure that (i) each such contract manufacturer shall be in compliance with GMPs and shall be under the inspection of all relevant Agencies and audited to be in compliance therewith, and (ii) ESI will have the right to inspect and audit each such subcontractor's facilities and records as provided in Section 2.11 hereof.

                                   ARTICLE III
                                ACTIVE INGREDIENT

         3.1 SUPPLY OF ACTIVE INGREDIENT

             (a) ESI agrees to supply CIMA, at no charge, all Active Ingredient
                 CIMA requires for the manufacture of Product under this Agreement and CIMA agrees to use all and only, Active Ingredient supplied by ESI exclusively in the manufacture of Product.

             (b) As of the time of delivery to CIMA, all Active Ingredient will conform to the Specifications.

             (c) CIMA shall procure all ingredients other than the Active
                 Ingredient used in the manufacture of Product, including excipients, inactive ingredients, imprinting materials, packaging and labeling materials unless otherwise mutually agreed to by the parties.

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             (d) CIMA agrees to notify ESI in writing of its requirements for
                 Active Ingredient in a timely manner so as to assure the timely filling of ESI's purchase orders for Product. In the event that ESI fails to have supplied CIMA with sufficient quantities of conforming Active Ingredient at least sixty days prior to the due date for delivery of a Product order, CIMA will be relieved of its obligation to timely fill ESI's purchase orders for such Product to the extent prevented by ESI's failure to have Active Ingredient timely delivered.

             (e) Upon receipt of Active Ingredient, CIMA shall promptly, and in no event later than thirty (30) business days following receipt, sample and analyze the same to assure that it complies with the applicable Specifications. CIMA agrees to provide ESI with the results of such analysis as soon as reasonably possible, but in no event later than CIMA's manufacture of Product containing such Active Ingredient, and to keep, true, accurate and complete records of all such sampling and analyses, which records shall at all reasonable times be available for examination, audit and copying by ESI and its representatives.

             (f) In the event that any Active Ingredient is determined by CIMA not

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                 to be in compliance with applicable Specifications, CIMA shall immediately notify ESI and shall follow all instructions of ESI regarding, and be responsible for, re-analysis, sampling, processing, return, disposal or destruction, including certification of destruction, of such non-conforming Active Ingredient.

             (g) If CIMA and ESI disagree as to whether any Active Ingredient meets the applicable Specifications, the matter will be submitted to an independent testing laboratory, acceptable to both parties, for analysis, which analysis shall be performed in compliance with applicable regulatory requirements. If the Active Ingredient is determined to be non-conforming, ESI will reimburse CIMA for CIMA's out-of-pocket expenses relating to re-analysis, sampling, processing, returns, disposal and/or destruction thereof.

         3.2 USE OF ACTIVE INGREDIENT

             (a) Title to all Active ingredient supplied to CIMA by ESI shall at all times remain in ESI. CIMA shall clearly mark such Active Ingredient as the property of ESI and keep such Active Ingredient separate and apart from other raw materials.

             (b) CIMA shall not at any time sell or offer for sale, assign, mortgage,
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                           pledge, or allow any lien to be created upon the
                           Active Ingredient provided by ESI or any portion thereof.

                       (c) At the termination of this Agreement, CIMA shall
                           surrender to ESI all Active Ingredient in CIMA's possession.

                       (d) CIMA shall be responsible for all loss or damage,
                           howsoever occasioned, in Active Ingredient at all times it is in the possession of CIMA excepting only reasonable loss necessarily inherent in the manufacturing process. The parties agree that the amount of Active Ingredient loss reasonable to the Product's manufacturing process shall in no event be more than six percent (6%) per batch or more than four percent (4%) per any twelve month production period. CIMA shall permit ESI, during normal business hours and upon reasonable advance written notice, access to all records necessary to determine and verify Active Ingredient loss or damages. CIMA shall reimburse ESI for all costs and expenses (including shipping costs incurred by ESI in replacing Active Ingredient lost or damaged but not Active Ingredient which is determined by on analysis pursuant to Paragraph 5.1(g) not to be in compliance with the Specifications.




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                       (e) ESI shall not be liable for any damage, loss or
                           injury directly or indirectly resulting from the storage or handling by CIMA of any Active Ingredient.

                                   ARTICLE IV
                              REGULATORY COMPLIANCE

         4.1 ADVERSE DRUG EXPERIENCES In order for the parties to comply with their respective responsibilities under this Article IV and otherwise relating to the reporting of Adverse Drug Experiences, to the extent either party receives any information regarding Adverse Drug Experiences related to use of Product, such party shall promptly provide the other party with such information in accordance with the Adverse Event Reporting Procedures set forth in Exhibit B hereto (as may be amended from time to time upon written agreement of the parties).

         4.2 PRODUCT COMPLAINTS ESI shall be solely responsible for interacting with the public with respect to customer complaints regarding Product quantity. With respect to any such complaints, each party shall have the responsibility for promptly conducting an investigation of any activities conducted by it under this Agreement which may be relevant to the complaint. Each party shall inform the other party of the nature, scope and details of any such complaint which requires an investigation by the other party, and each party shall promptly report the results of such investigation to the
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other party. Either party shall cooperate in any investigation by the other party of each such complaint which involves the parties' duties under this Agreement.

         4.3 COMPLIANCE ISSUES The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving the necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. The parties agree that regardless of any disclosure made by the party receiving an export of any ultimate destination of any technical data, materials or products, the receiving party will not re-export either directly or indirectly, any technical data, material or products without first obtaining the applicable validated or general license form the United States Department of Commerce.


                                    ARTICLE V
                               PAYMENT PROVISIONS


         5.1 INSPECTION OF RECORDS The parties shall maintain at their offices, accurate and complete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the amount of payments payable under this Agreement by the respective party to be determined. ESI and CIMA shall permit an independent certified accountant (subject to obligations of confidentiality) appointed by the other party and reasonably acceptable to ESI or

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CIMA(as applicable), at the other party's expense, to examine such books and records at all reasonable times for the sole purpose of (i) verifying ESI's or CIMA's (as applicable) reports and accounting submitted to the other party hereunder and (ii) determining the correctness of payments. In the event of any underpayment of any payment by at least five percent (5%), the costs of such inspection shall be borne by the party who made such underpayment and such underpayment shall be forthwith paid by such party to the other party with interest at the rate specified in Section 5.3.


         5.2 PAYMENTS Each party shall make all payments due to the other party hereunder by wire transfer in immediately available funds to an account designated by the payee party.


         5.3 INTEREST The parties shall pay interest on any amounts overdue under this Agreement at a rate equal to the U.S. dollar prime or equivalent rate quoted by Citibank N.A. or another mutually acceptable bank, as in effect during the period from the date due until payment.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6. REPRESENTATION AND WARRANTIES OF EACH PARTY Each of CIMA and ESI hereby represents, warrants and covenants to the other party hereto as follows:

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         (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

         (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

         (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

         (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (ii) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

         6.2 REPRESENTATIONS AND WARRANTIES OF CIMA In addition to the representations and warranties made by CIMA under Section 6.1 above, CIMA hereby further represents and warrants to ESI that:

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         (a) At the time of delivery of Product to the specified point of delivery, Product shall (i) have been manufactured, stored and shipped in accordance with GMPs, as applicable, and all other applicable laws, rules, regulations or requirements in effect at the time of manufacture in the country of manufacture (for example, in accordance with the procedures described in the applicable Regulatory Approval); (ii) conform to the Specifications; (iii)) meet the provisions of the Specifications; (iv) shall not be adulterated or misbranded as provided for under any applicable law, order or regulation in effect in the country of manufacture and the country in which Product is being sold; (v) shall have been manufactured and have shelf-life in accordance with [to be discussed]; and (vi) have been shipped in accordance with approved procedures agreed between ESI and CIMA.

         (b) It shall have good and marketable title to all Product delivered to ESI.

         6.3 NO INCONSISTENT AGREEMENTS Neither party has in effect and after the Effective Date neither party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

         6.4 REPRESENTATION BY LEGAL COUNSEL Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no
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presumption shall exist or be implied against the party which drafted such terms and provisions.

                              ARTICLE VII
                            INDEMNIFICATION

         7.1 INDEMNIFICATION BY ESI ESI shall indemnify, defend and hold harmless CIMA and its Affiliates, and each of its and their respective employees, officers, directors and agents (each a "CIMA Indemnified Party") from and against any all liability, loss, damage, cost and expense (including reasonable attorney's fees) (collectively, a "Liability") which the CIMA Indemnified Party may incur, suffer or be required to pay resulting form or arising in connection with (i) the breach by ESI of any representation or warranty contained in this Agreement, or (ii) the manufacture, promotion, distribution, use, testing, marketing, sale or other disposition of Product by ESI, its Affiliates or sublicenses. Notwithstanding the foregoing, ESI shall have no obligation under this Agreement to indemnify, defend or hold harmless any CIMA Indemnified Party with respect to claims, demands, costs or judgments which result from either (x) the failure of Product supplied by CIMA or its Affiliates to comply with the Specifications or the applicable Regulatory Approvals or (y) the willful misconduct or negligent acts or omissions of CIMA, its Affiliates, or any of their respective employees, officers, directors or agents.

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         7.2 INDEMNIFICATION BY CIMA CIMA shall indemnify, defend and hold harmless ESI and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, an "ESI Indemnified Party") form and against any Liability which the ESI Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with the breach by CIMA of any representation or warranty contained in this Agreement. Notwithstanding the foregoing, CIMA shall have no obligation under this Agreement to indemnify, defend, or hold harmless any ESI Indemnified Party with respect to claims, demands, costs of judgments which result from the willful misconduct or negligent acts or omissions of ESI, its Affiliates, or sublicensees or any of their respective employees, officers, directors or agents.

         7.3 CONDITIONS TO INDEMNIFICATION The obligations of the indemnifying party under Sections 7.1 and 7.2 are conditioned upon delivery of written notice to the indemnifying party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability, provided, however, that the failure to give such notice promptly shall not impair a party's rights to indemnification under this Article VII unless the delay in providing such notice has a material adverse effect on the ability of the indemnifying party to defend against such Liability. The indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the
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reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

         7.4 SETTLEMENTS Neither party may settle a claim of action related to a Liability without the consent of the other party, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement. Any payment made by a party to settle any such claim or action shall be at its own cost and expense except in the event that such payment was made with the prior written consent of the indemnifying party, in which case such payment will be subject to the indemnification obligations of the parties as set forth in this Article VII.

         7.5 INSURANCE Each party further agrees to obtain and maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carriers to cover its

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indemnification obligations under Section 7.1or 7.2, as applicable, or, in the case of ESI, self-insurance, in each case with limits of not less than five million dollars ($5,000,000.00) per occurrence and ten million dollars ($10,000,000.00) in the aggregate.

                                  ARTICLE VIII
                                CONFIDENTIALITY

         8.1 NONDISCLOSURE During the Term of this Agreement and for a period of five (5) years thereafter, all proprietary and confidential business, technical, scientific and/or regulatory information, including Technical Information, disclosed to the receiving party or its Affiliates (herein collectively, the (Receiving Party) by the other party or its Affiliates (herein collectively, the (Disclosing Party) hereunder or under the existing Confidentiality Agreement between the parties, which is marked as confidential at the time of disclosure, or if disclosed or obtained orally or visually (or otherwise in a non-written form), was described or summarized in a writing or other tangible form and identified as confidential and forwarded to the Receiving Party within thirty
(30) days of such disclosure (collectively, Confidential Information), shall be deemed to be confidential and shall be treated as such by the Receiving Party and shall not be disclosed, in whole or in part, by the Receiving Party to any other Person except as expressly set forth herein, and shall be used only for the purposes of this

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Agreement. Notwithstanding the foregoing these mutual obligations of confidentiality shall not apply to any information to the extent that such information is:

         (i) independently developed by such party as documented by prior written records outside the scope and not in violation of this Agreement;

         (ii) legally in the public domain at the time of its receipt or thereafter legally becomes part of the public domain through no fault of the recipient;

         (iii) received without an obligation of confidentiality from a Third Party having the right to disclose such information;

         (iv) released from the restrictions of this Article VIII by the express written consent of the Disclosing Party;


         (v) as may be required for securing Regulatory Approval, or as may be required to be disclosed to an Agency or as otherwise required by a court order or any law or regulation (including, as may be required in connection with any filings made with the Securities and Exchange Commission or by the disclosure policies of a major stock exchange in the Territory); provided, however, that at the other party's request, the disclosing party shall request that the relevant legal or regulatory authority, or major stock exchange, treat as confidential any Confidential Information of either party included in any such disclosure and generally use diligent efforts to seek confidential treatment where available.

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         8.2 SCOPE OF CONFIDENTIALITY

         CIMA and ESI agree to limit the disclosure of any Technical Information and other Confidential Information received hereunder to such Affiliates, employees, consultants and distributors as are necessary to carry out the provisions of this Agreement and who are likewise bound by provisions equivalent to this Article VIII, except that, ESI may disclose Confidential Information to actual or potential sublicenses and subdistributors, provided that they are likewise bound by confidentiality provisions similar to, or more stringent than, those set forth in this Article VIII. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by Persons to whom access to such Confidential Information is granted.

                                   ARTICLE IX
                              TERM AND TERMINATION

         9.1 TERM This Agreement shall be effective as of the Effective Date, and, unless sooner terminated by mutual agreement or pursuant to any other provision of this Agreement, shall continue in full force and effect in each country of the Territory for a period of ten (10) years after the Launch Date of Product in the first Major Country of the Territory which shall be deemed to occur no later than six (6) months after obtaining
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Regulatory Approval or where applicable, Pricing Approval, in the first Major
Country of the Territory (the Initial Term). After the Initial Term, this Agreement shall be automatically renewed for successive two (2) year periods (each, an Extended Term), unless ESI notifies CIMA of ESI's intent not to renew this Agreement at least nine (9) months prior to the expiration of the Initial Term or the then current Extended Term. The Term shall include the Initial Tem and any Extended Term. If the Development and License Agreement is terminated for any reason other than expiration, then this Agreement shall automatically terminate.


         9.2 TERMINATION FOR DEFAULT Each party may terminate this Agreement as a whole if the other party commits a material breach of any material obligation under this Agreement and fails to remedy such breach within sixty (60) days (or, in the case of a late payment, ten (10) business days of notice of such breach, or other longer period of time if mutually agreed.

         9.3 TERMINATION BY ESI ESI shall have the right, in its sole discretion, to terminate this Agreement at any time during the Term of this Agreement upon six (6) months' prior written notice to CIMA.

         9.4 NO DAMAGES UPON EXPIRATION OR TERMINATION Except as otherwise set forth in this Agreement, neither party shall be entitled to any compensation whatsoever
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as a result of expiration or termination of this Agreement, but without limiting either party's damages for any breach of this Agreement.

         9.5 CONTINUING OBLIGATIONS Termination or expiration of this Agreement for any reason shall be without prejudice to any obligations which shall have accrued to the benefit of either party prior to such termination or expiration. Upon termination or expiration of this Agreement, any payments owed to the other party on or before the effective date of termination would be due within thirty
(30) days of the effective date of such termination or expiration. The following provisions of this Agreement shall survive expiration or termination hereof:
Articles VIII, IX, and XI.

                                    ARTICLE X
                                  PUBLICATIONS

         10.1 PUBLICATIONS The parties shall mutually agree upon publications and the publication strategy with respect to work undertaken by the parties relating to Product, and neither party shall publish any result or study generated or developed under this Agreement except upon review by the other party at least sixty (60) days prior to submission of an abstract or manuscript for publication.
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                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 FORCE MAJEURE Neither party shall be liable for delay or failure to perform its obligations hereunder for so long as that failure or delay is the result of an event beyond its control which it could not have avoided by the exercise of reasonable diligence, (a force majeure event), provided that such party uses Commercially Reasonable Efforts to comply with the terms of this Agreement as soon as practicable. A party asserting a force majeure event shall notify the other party promptly, giving an indication of the likely extent and duration thereof.

         11.2 ASSIGNMENT; SUCCESSORS AND ASSIGNS Neither party shall at any time, without obtaining the prior written consent of the other party, assign or transfer this Agreement to any Person. Notwithstanding the foregoing, each party shall be permitted to assign this Agreement to its Affiliates or to perform this Agreement, in whole or in part, through its Affiliates, provided that such party shall be primarily liable and responsible for performance by such Affiliate hereunder; and each party may also assign this Agreement to any successor by merger or upon a sale of all or substantially all of its assets. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

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         11.3 NOTICES Any notices required or permitted to be given hereunder shall be in writing in the English language and shall be delivered by international courier service (requiring signature upon receipt) or sent by first class air mail, postage prepaid, or telefax (confirmed by phone conversation with the recipient) to the addresses set forth below. The parties may change the address at which notice is to be given by giving notice to the other party as herein provided. All notices shall be deemed effective upon receipt by the party to whom it is addressed.

If to CIMA:       CIMA, Labs. Inc.
                  10000 Valley View Road
                  Eden Prairie, MN  55344
                  Attention:  Dr. John Siebert
                              President and CEO
                  Telephone: (612) 947-8762
                  Telefax:   (612) 947-8770

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If to ESI:                               With a copy to:
ESI Lederle                              American Home Products Corporation
130 North Radnor-Chester Road            5 Giralda Farms
St. Davids, Pennsylvania 19087           Madison, New Jersey 07940

Attention:  President                    Attention:
Telephone: (610) 971-4550                Senior Vice President & General Counsel
Telefax:  (610) 995-3394                 Telephone: (973) 660-6040
                                         Telefax: (973) 660-7050

         11.4 GOVERNING LAW AND JURISDICTION This Agreement and its execution, validity and interpretation shall be governed in all respects in accordance with the laws of the State of New York, excluding conflicts of law rules.

         11.5 SEVERABILITY In the event that any provision of this Agreement shall be held to be unenforceable, invalid or in contravention of applicable law, such provision shall be of no effect, and the parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision.

         11.6 COMPLETE AGREEMENT; MODIFICATIONS This Agreement, together with the Development and License Agreement and all Exhibits attached to each, constitutes the entire Agreement between the parties with respect to the present subject matter, all prior negotiations, agreements and understandings being expressly canceled hereby. This Agreement may be amended only by a written agreement embodying the full terms of the amendment signed by authorized representatives of both parties.

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         11.7 NO AGENCY Neither party shall by virtue of this Agreement have any power to bind the other to any obligation nor shall this Agreement create any relationship of agency, partnership or joint venture.

         11.8 NO WAIVER No term or condition of this Agreement shall be considered waived unless reduced to writing and duly executed by an officer of the waiving party. Any waiver by any party of a breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of this Agreement, of that term or condition or any other term or condition hereof.

         11.9 COUNTERPARTS This Agreement may be executed in counterparts, each of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CIMA LABS INC.                             ESI LEDERLE

By: /s/ John M. Siebert                    By: /s/ Mike Dey
Name: John M Siebert                       Name: Mike Dey
Title: President and CEO                   Title: President